 As filed with the Securities and Exchange Commission on June 16, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEEL PARTNERS HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	13-3727655
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 32nd Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Steel Partners Holdings L.P. Second Amended and Restated 2018 Incentive Award Plan

(Full title of the plan)

Jason Wong

Chief Financial Officer

Steel Partners Holdings GP Inc.

590 Madison Avenue, 32nd Floor

New York, New York 10022

(212) 520-2300

(Name, address and telephone number of agent for service)

Copy to:

Colin Diamond

Andrew J. Ericksen

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Tel: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Units, no par value	1,000,000	$28.02	$28,020,000.00	$3,056.98

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional Common Units which become issuable pursuant to the provisions of the plan listed above by reason of anti-dilution and other adjustments.
(2)	Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, these amounts were estimated on the basis of the average of the high and low sales prices of the Common Units as reported on the New York Stock Exchange on June 10, 2021.

EXPLANATORY NOTE

On March 1, 2019, Steel Partners Holdings L.P. (the “Company” or the “Registrant”) filed a registration statement on Form S-8 (File No. 333-228897) (the “First Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 500,000 of the Company’s common limited partnership units, no par value (the “Common Units”), for issuance or sale pursuant to the Company’s 2018 Incentive Award Plan. On May 19, 2020, the Company filed a registration statement on Form S-8 (File No. 333-238509) (the “Second Prior Registration Statement”) with the Commission to register an additional 500,000 of the Common Units for issuance or sale pursuant to the Company’s Amended and Restated 2018 Incentive Award Plan (the “A&R 2018 Plan”).

On April 26, 2021, the board of directors of Steel Partners Holdings GP Inc., the general partner of the Company, adopted, subject to unitholder approval, the Second Amended and Restated 2018 Incentive Award Plan (the “Second A&R 2018 Plan”), which increased the number of Common Units issuable under the A&R 2018 Plan by 1,000,000 to a total of 2,000,000 Common Units. At the Company’s 2021 Annual Meeting of Limited Partners held on June 9, 2021, the Company’s unitholders approved the Second A&R 2018 Plan. Except with respect to the number of Common Units reserved for issuance or sale, no changes were made to the A&R 2018 Plan in the approval of the Second A&R 2018 Plan.

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely to register the 1,000,000 Common Units added under the Second A&R 2018 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional Common Units that may become issuable under the Second A&R 2018 Plan by reason of anti-dilution and other adjustments. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the First Prior Registration Statement and the contents of the Second Prior Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I, “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Second A&R 2018 Plan as specified in Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (other than, in each case, documents or information deemed furnished and not filed in accordance with the rules of the Commission, including pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K, and no such information shall be deemed incorporated herein by reference) are incorporated herein by reference and made a part hereof:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Commission on April 13, 2021 (the “Annual Report”), including the portions of the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 27, 2021 incorporated by reference in the Annual Report;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the Commission on May 14, 2021;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on February 11, 2021, April 19, 2021 (expressly excluding the information furnished pursuant to Item 7.01 therein and Exhibit 99.1 thereto), May 12, 2021, May 14, 2021 (expressly excluding the information furnished pursuant to Item 2.02 therein and Exhibit 99.1 thereto) and June 10, 2021; and

(d)	the description of the Common Units contained in the Company’s registration statement on Form 10 filed pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), on December 15, 2011, including any amendment or report filed for the purpose of updating that description (including Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of filing of such documents. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein or therein by reference) modifies or supersedes such statement. Additionally, any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently-filed document that is incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Limited Partnership (incorporated by reference to Exhibit 3.1 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed on December 15, 2011).

4.2	Amendment to the Certificate of Limited Partnership, dated April 2, 2009 (incorporated by reference to Exhibit 3.2 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed on December 15, 2011).

4.3	Amendment to the Certificate of Limited Partnership, dated January 20, 2010 (incorporated by reference to Exhibit 3.3 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed on December 15, 2011).

4.4	Amendment to the Certificate of Limited Partnership, dated October 15, 2010 (incorporated by reference to Exhibit 3.4 to Steel Partners Holdings L.P.’s Registration Statement on Form 10 filed on December 15, 2011).

4.5	Eighth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of February 20, 2020 (incorporated by reference to Exhibit 3.1 to Steel Partners Holdings L.P.’s Current Report on Form 8-K filed on February 24, 2020).

4.6	Steel Partners Holdings L.P. Amended and Restated 2018 Incentive Award Plan Form Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.10 to Steel Partners Holdings L.P.’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on April 13, 2021).

4.7	Steel Partners Holdings L.P. Second Amended and Restated 2018 Incentive Award Plan effective as of June 9, 2021 (incorporated by reference to Appendix A to the Steel Partners Holdings L.P.’s Proxy Statement dated April 27, 2021 filed in connection with its Annual Meeting of Limited Partners held on June 9, 2021).

5.1	Opinion of White & Case LLP, with respect to the legality of the securities being registered hereunder.*

23.1	Consent of White & Case LLP (included in Exhibit 5.1 hereto).*

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm to the Registrant.*

23.3	Consent of BDO USA, LLP, independent registered public accounting firm to Steel Connect, Inc.*

24	Power of Attorney (included on signature page to this Registration Statement).*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 16, 2021.

STEEL PARTNERS HOLDINGS L.P.

By:	STEEL PARTNERS HOLDINGS GP INC. Its General Partner

By:	/s/ Jason Wong
	Name:	Jason Wong
	Title:	Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jack L. Howard and Jason Wong his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, to enable Steel Partners Holdings L.P. to comply with the provisions of the Securities Act, and all requirements of the Commission in connection with the registration of the common units of Steel Partners Holdings L.P. covered by this Registration Statement, and hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities (with respect to directors, as members of the board of directors of Steel Partners Holdings GP Inc., the general partner of Steel Partners Holdings L.P.) and on the dates indicated.

Title and Signature	Date

/s/ Warren G. Lichtenstein	June 16, 2021
Warren G. Lichtenstein, Executive Chairman and Director
(Principal Executive Officer)

/s/ Jason Wong	June 16, 2021
Jason Wong, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ Jack L. Howard	June 16, 2021
Jack L. Howard, President and Director

/s/ James Benenson III	June 16, 2021
James Benenson III, Director

/s/ Eric P. Karros	June 16, 2021
Eric P. Karros, Director

/s/ John P. McNiff	June 16, 2021
John P. McNiff, Director

/s/ General Richard I. Neal	June 16, 2021
General Richard I. Neal, Director

/s/ Lon Rosen	June 16, 2021
Lon Rosen, Director

/s/ Rory H. Tahari	June 16, 2021
Rory H. Tahari, Director

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